Exhibit 1.1

PUBLIC STORAGE

(A Maryland real estate investment trust)

COMMON SHARES ($0.10 PAR VALUE PER SHARE)

Equity Distribution Agreement

December 2, 2024

As Managers

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

BofA Securities, Inc. One Bryant Park New York, New York 10036	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179

As Forward Purchasers

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Each of Public Storage, a Maryland real estate investment trust (the “Company”), and Public Storage Operating Company, a Maryland real estate investment trust (the “Operating Company”), confirms its respective agreements herein (this “Agreement”) with (i) Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as sales agents, forward sellers (except in the case of SMBC Nikko Securities America, Inc.) and/or principals (in any such capacity, each, a “Manager” and, collectively, the “Managers”), and (ii) each of Morgan Stanley & Co. LLC, BNP Paribas, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) as follows:

1. Description of Shares. The Company proposes to (i) issue and sell through or to the Managers, as sales agents and/or principals, common shares of beneficial interest, $0.10 par value per share, of the Company (the “Common Shares,” and such Common Shares to be issued and sold by the Company, the “Primary Shares”), and (ii) instruct any Manager, as forward seller, to offer and sell borrowed shares (the “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation (as defined below) and any Terms Agreement (as defined below), as applicable. The parties hereto understand that the aggregate gross sales price of Shares to be sold pursuant to this Agreement and any Terms Agreement shall not exceed $2,000,000,000. For purposes of selling the Primary Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement, and each Manager agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company and the Operating Company agree that whenever the Company determines to sell the Primary Shares directly to any Manager as principal, they will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(l) of this Agreement. Certain terms used herein are defined in Section 20 hereof.

The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with any of the Forward Purchasers as set forth in separate forward sale confirmations, each substantially in the form set forth in Annex II hereto (each, a “Confirmation,” and collectively, the “Confirmations”). In connection therewith, the Company and each Manager understand that such Manager, or an affiliate thereof, will attempt to borrow and then offer and sell, as forward seller for the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms set forth under this Agreement. Any Common Shares to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.”

For purposes of clarity it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered or sold through any Manager as forward seller for the respective Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to the Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to a Manager as forward seller, mutatis mutandis, except that SMBC Nikko Securities America, Inc. is not acting as a forward seller. Unless the context requires otherwise, references herein to the “related,” “relevant” or “applicable” Forward Purchaser mean, with respect to any Manager, the affiliate of such Manager that is acting as a Forward Purchaser or, if applicable, such Manager acting as a Forward Purchaser.

2. Representations and Warranties. Each of the Company and the Operating Company, jointly and severally, represents and warrants to, and agrees with, each Manager and each Forward Purchaser, at the Execution Time (as defined below) and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-283556) on Form S-3, including a related base prospectus (the “Base Prospectus”), for registration under the Securities Act of the offering and sale of certain securities, including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(i) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company or Company notified or notifies the Managers or Forward Purchasers, did not, does not and will not include any information that conflicted, conflicts or will conflict with any information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Neither the Company nor the Operating Company has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) (except for such at the market offerings pursuant to which a notice of termination has been delivered on or prior to the date hereof).

(e) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined below) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Company make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Manager or Forward Purchaser consists of such Manager’s or Forward Purchaser’s name appearing in the Prospectus (collectively, “Manager Information”).

(f) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the

Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder and, when read together with the other information in the Disclosure Package, at the Execution Time, at each Applicable Time, and at each Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

(g) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, and the Company and the Shares satisfied and satisfies the requirements of Instruction I.D. of Form S-3 with respect to securities of a majority-owned subsidiary. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Operating Company on a Rule 405 of the Securities Act “automatic shelf registration statement.” Neither the Company nor the Company have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. (i) At the earliest time after the filing of the Registration Statement that the Company or the Operating Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and (ii) at the date hereof, neither the Company nor the Company was and neither is an “ineligible issuer,” as defined in Rule 405 of the Securities Act, including the Company, the Company or any subsidiary of the Company or the Operating Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act.

(h) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are to the knowledge of the Company or the Operating Company, pending before or threatened by the Commission.

(i) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Company. Each Confirmation has been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the applicable Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

(j) The only significant subsidiaries of the Company or the Operating Company, respectively, are Public Storage OP LP, PS LPT Properties Investors, PS California Holdings, Inc., PS Simply Storage, LLC (such significant subsidiaries, together with PSOP GP LLC, the “Subsidiaries” and each, a “Subsidiary”). Each of the Company, the Operating Company and the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a “Material Adverse Effect”). All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and the interests in the Subsidiaries that are owned by the Company directly, or indirectly through another Subsidiary, are free and clear of any lien, adverse claim, security interest, equity, or other encumbrance.

(k) The authorized Common Shares of the Company conform in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus.

(l) The information contained in the line item “Common Shares” set forth in the consolidated balance sheet as of the Company’s then most recently completed quarter or fiscal year that is contained in the Company’s quarterly reports on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding Common Shares of the Company at the indicated date, and there has been no material change in such information since the Company’s then most recently completed quarter or fiscal year. The Common Shares outstanding prior to the issuance of any Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding Common Shares were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(m) The Primary Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein pursuant to due authorization by the Company’s board of trustees (the “Board”) or a duly authorized committee thereof in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Primary Shares will not be subject to any preemptive or similar rights of any securityholder of the Company. The Confirmation Shares have been duly authorized and reserved for issuance under any Confirmation. When Confirmation Shares are issued and delivered by the Company to the applicable Forward Purchaser pursuant to the applicable Confirmation, such Confirmation Shares will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The certificates, if any, to be used to evidence the Shares will, on each Settlement Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of Maryland state law, the charter and the bylaws of the Company and the requirements of the New York Stock Exchange (the “NYSE”).

(n) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Operating Company is currently prohibited, directly or indirectly, from making any distributions to its shareholders to the extent permitted by applicable law.

(o) Neither the Company nor any of its subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(p) The Shares and the Confirmation Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(q) The Common Shares qualify as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(r) The Company, the Operating Company and each of the Subsidiaries have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, the Operating Company or such Subsidiary; and the Company, the Operating Company and each of the Subsidiaries are complying with all applicable laws, ordinances, administrative and governmental rules and regulations applicable to the Company, the Operating Company or any of the Subsidiaries and any decrees of any court or governmental agency or body having jurisdiction over the Company, the Operating Company or any of the Subsidiaries, in each case, the violation of which could have a Material Adverse Effect on the Company, the Operating Company or such Subsidiary, as the case may be.

(s) The Company, the Operating Company and each Subsidiary have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Registration Statement, the Disclosure Package and the Prospectus.

(t) The Company, the Operating Company and each Subsidiary maintains adequate insurance for the conduct of their respective business as described in the Registration Statement, the Disclosure Package and the Prospectus.

(u) The Company and the Operating Company, either directly or through the Subsidiaries, each owns or licenses or otherwise has the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights material to the Company’s business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Operating Company and the Subsidiaries taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company and the Operating Company, the use, in connection with the business and operations of the Company, the Operating Company and the Subsidiaries, of such patents, trademarks and trade names does not infringe on the rights of any person.

(v) There is no pending or, to the best knowledge of the Company and the Operating Company, after due inquiry, threatened, action, suit or proceeding before any court, governmental agency, authority or body or arbitrator involving the Company, the Operating Company or any of the Subsidiaries or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required. The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate, and present fairly the information required to be shown, in all material respects.

(w) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company and the Operating Company of this Agreement, any Confirmation or the Shares, the performance by the Company or the Operating Company of their respective obligations hereunder or thereunder or the consummation by the Company and the Operating Company of the transactions contemplated herein or therein, including the issuance and sale of the Shares, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Managers or Forward Purchasers. Neither the Company nor any of its affiliates nor the Operating Company is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

(x) Neither the Company nor any of the Subsidiaries nor the Operating Company is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and neither the Company, the Operating Company nor any Subsidiary is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Operating Company, such Subsidiary, as the case may be.

(y) Neither the Company, the Operating Company nor any of the Subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, the Operating Company or any of the Subsidiaries violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company, the Operating Company or any of the Subsidiaries engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Operating Company or such Subsidiary, as the case may be.

(z) The execution and delivery by the Company and the Operating Company of, and the performance by the Company and the Operating Company of their respective obligations under, this Agreement and any Confirmation, including the issuance and sale of the Shares, will not conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company, the Operating Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company, the Operating Company or any of the Subsidiaries is a party or is bound or any judgment, order or decree applicable to the Company, the Operating Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Operating Company or any of the Subsidiaries.

(aa) The Company and the Operating Company have fulfilled their obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and the Operating Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(bb) No holders of securities of the Company or the Operating Company have rights to the registration of such securities under the Registration Statement.

(cc) The Company (as the successor to the tax status of Old PSA (as defined below) pursuant to Code Section 368(a)(1)(F) for U.S. federal income tax purposes as of August 14, 2023) qualifies as a real estate investment trust for U.S. federal income tax purposes (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), has so qualified for the taxable years ended December 31, 1981 through December 31, 2023 and the current and proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2024 and thereafter. From the time the Company became a subsidiary of the Company, the Operating Company has been and will continue to be classified (i) from August 14, 2023 until February 14, 2024, as a “qualified REIT subsidiary” of the Company under the Code or a disregarded entity for U.S. federal income tax purposes and (ii) from February 14, 2024 and thereafter, either as disregarded entity or REIT for U.S. federal income tax purposes. For purposes of this representation, “Old PSA” means the Company, at that time known as Public Storage, a Maryland real estate investment trust, for relevant periods on or before August 14, 2023.

(dd) No statement, representation, warranty or covenant made by the Company or the Operating Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Managers is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

(ee) To the best of the Company’s and the Company’s knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Company, the Operating Company and any other applicable entity, as required by the Securities Act. The financial statements, together with related schedules and notes, incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Securities Act. Such financial statements fairly present the consolidated financial position of the Company, the Operating Company and the Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”), except as otherwise expressly stated therein, as consistently applied throughout such periods. Any pro forma financial statements with respect to any entity to be acquired by the Company or the Operating Company (each, an “Other Entity”), in each case together with the related notes thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, will comply as to form in all material respects with the applicable requirements under

Regulation S-X of the Securities Act. Such pro forma financial statements will be prepared on a basis consistent with the Company’s consolidated historical financial statements referred to above, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and will be prepared in good faith and considered reasonable in the good faith judgment of the Company at the time such pro forma financial statements are filed with the Commission. To the knowledge of the Company and the Operating Company, the historical financial statements of any Other Entity, together with the related notes thereto, included in the Registration Statement, the Disclosure Package and the Prospectus after the date hereof, will fairly present the financial position of such Other Entity at the respective dates indicated and the results of operations of such Other Entity for the respective periods indicated, in each case in accordance with GAAP consistently applied throughout such periods. The other financial and statistical information and data included in the Disclosure Package, the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Operating Company and the Subsidiaries or, with respect to information and data relating to persons other than the Company, the Operating Company and the Subsidiaries, other information available to the Company and the Operating Company. The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company, the Operating Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Operating Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, the Operating Company or any Subsidiary, or any material adverse change, or any development (that relates to the Company, the Operating Company and the Subsidiaries or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Operating Company and the Subsidiaries taken as a whole.

(gg) The Company and the Operating Company have not distributed and, prior to the termination of this Agreement, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Disclosure Package or other materials, if any, permitted by the Securities Act.

(hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) To the Company’s and the Operating Company’s knowledge, neither the Company, the Operating Company nor any of its Subsidiaries nor any employee or agent of the Company, the Operating Company or any Subsidiary has made any payment of funds of the Company, the Operating Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(jj) The Company, the Operating Company and each of the Subsidiaries have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, the Operating Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(kk) To the best of the Company’s and the Operating Company’s knowledge, no labor disturbance by the employees of the Company, the Operating Company or the Subsidiaries exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(ll) Each of the Company and the Operating Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and such rules and regulations.

(mm) Neither the Company, the Operating Company nor any of their respective subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(nn) Neither the Company, the Operating Company nor any of their respective subsidiaries nor, to the knowledge of the Company and the Operating Company, any director, trustee, officer, agent, employee or other person acting on behalf of the Company, the Operating Company or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo) The operations of the Company, the Operating Company and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Company or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Company, threatened.

(pp) None of the Company, the Operating Company, any of their subsidiaries or, to the knowledge of the Company and the Operating Company, any director, trustee, officer, agent, employee or affiliate of the Company, the Operating Company or any of their respective subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or other relevant sanctions authority (collectively, “Sanctions”)); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and the Company and the Operating Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(qq) Neither the Company, the Operating Company nor any of their respective officers, trustees, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company and the Operating Company to facilitate the sale of the Shares in violation of the Securities Act.

(rr) (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s, the Operating Company’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Company and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Company and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (ii) neither the Company, the Operating Company nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company, the Operating Company and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (iii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Operating Company and their respective subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate or document signed by any officer of the Company or the Operating Company and delivered to the Managers or the Forward Purchasers or counsel for the Managers and the Forward Purchasers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Company, as applicable, as to the statements made therein, to the Managers and the Forward Purchasers.

3. Sale and Delivery of Shares.

(a) (i) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Primary Shares from time to time through a Manager, acting as a sales agent, and the applicable Manager agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as sales agent for the Company, such Primary Shares on the terms set forth in this Agreement.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company enters into a Confirmation with a Forward Purchaser with respect to a relevant Forward, the Company may, in consultation with such Forward Purchaser and the applicable Manager, instruct such Manager, as forward seller for such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to hedge such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined below).

(b) The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed to by the Company and the applicable Manager on any day that (A) is a trading day for the NYSE (each, a “Trading Day”), (B) the Company has instructed the applicable Manager by telephone (confirmed promptly by email) to make such sales for the Company or the applicable Forward Purchaser as forward seller (in accordance with the Forward Instruction Notice provisions below) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. On any Trading Day, Shares may be sold through only one Manager; provided, however, that such prohibition on the instruction of more than one Manager or more than one forward seller on any Trading Day shall not apply to or prohibit the appointment of a second Manager or forward seller (the “Second Manager / Forward Seller”), so long as the Second Manager / Forward Seller is only executing a block sale transaction after 4:00 p.m. New York City time on such Trading Day (such block sale transaction, an “After Hours Block Transaction”). If the Company wishes that Shares be sold through a Manager, it shall (i) in the case of sales for the Company, instruct the applicable Manager by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged by such Manager) as to the maximum amount of Shares to be sold by the applicable Manager as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum gross price per Share at which such Shares may be sold, or (ii) in the case of a Forward, propose to the applicable Manager and the applicable Forward Purchaser, by email, to enter into a Forward consistent with the instruction substantially in the form set forth in Annex III hereto (or such other form as the Company, such Forward Purchaser and such Manager shall agree) (the “Forward Instruction Notice”). Such Manager and/or such Forward Purchaser shall promptly choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Manager and/or such Forward Purchaser proposed amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms and in any event prior to sales of Forward Hedge Shares), the Company shall enter into a Confirmation with the applicable Forward Purchaser substantially in the form of Annex II hereto and consistent with such Forward Instruction Notice. In addition, following the consummation of any After Hours Block Transaction, the Company shall provide written notice (which may be by facsimile or email) of the occurrence of the After Hours Block Transaction, the amount of Shares sold in such After Hours Block Transaction, and the price at which Shares were sold in such After Hours Block Transaction by 8:00 a.m. New York City Time the immediately following Trading Day to the Manager and/or Forward Purchaser through whom sales of Shares will be made on such Trading Day if such Manager and/or Forward Purchaser is not the same Manager and/or Forward Purchaser that consummated such After Hours Block Transaction; provided, however, that if the Company does not intend to sell any Shares on the Trading Day following any After Hours Block Transaction, such notice is not required.

(c) Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on a particular day all of the Shares designated for the sale by the Company on such day with respect to which such Manager has agreed to act as sales agent. The gross sale price of each Share sold under this Section 3 shall be the market price per Common Share sold by the applicable Manager acting as sales agent for the Company or as forward seller at the time of such sale.

(d) The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling any Shares as sales agent or in borrowing and selling any Forward Hedge Shares as forward seller, (B) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Agreement (whether acting as sales agent for the Company or as forward seller for the Forward Purchaser), and (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as required by a Terms Agreement or as otherwise specifically agreed by the relevant Manager and the Company. Notwithstanding anything to the contrary in this Agreement, any Manager may decline, for any reason in its sole discretion, to act as sales agent for the Company hereunder with respect to one or more sets of Company instructions for the sale of the Shares.

(e) The Company shall not authorize the issuance and sale of, and no Manager shall sell, any Share at a gross price lower than the minimum price therefor designated from time to time by the Board, or a duly authorized committee thereof, and notified to the Managers by telephone (confirmed promptly by email). The Company or the applicable Manager may, upon notice to the other party by telephone (confirmed promptly by email), suspend the offering of the Shares by the applicable Manager for any reason and at any time (such period, a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice; and provided, further, that there shall be no obligations under Sections 4(k), 4(l), 4(m), 4(n) and 4(o) with respect to the delivery of certificates, opinions, comfort letters to the applicable Managers and the Forward Purchasers or the conduct of due diligence sessions during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(f) Subject to the terms and conditions of this Section 3, the Manager may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, in block transactions or directly to any customer or client of the applicable Manager. The applicable Manager may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

(g) In connection with sales pursuant to Section 3(a)(i) hereof, the compensation to the Managers for sales of the Primary Shares with respect to which the Managers act as sales agents under this Agreement shall not exceed 2.0% of the gross sales price of the Shares sold pursuant to Section 3(a)(i). The foregoing rate of compensation shall not apply in transactions where the Managers act as principals, in which case the Company may sell Primary Shares to the Managers as principals at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. In connection with sales pursuant to Section 3(a)(ii) hereof, the compensation payable to the Manager for sales of Forward Hedge Shares with respect to which the Manager acts as forward seller shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as defined in the relevant Confirmation).

(h) If acting as sales agent hereunder, the applicable Manager shall provide written confirmation to the Company and, if applicable, the related Forward Purchaser (which may be by email) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold by such Manager pursuant to this Section 3 setting forth (i) the number of Shares sold on such day, (ii) the aggregate gross sales proceeds of such Shares, (iii) the aggregate net proceeds to the Company, (iv) the Initial Forward Price as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day, and (v) the aggregate compensation payable by the Company to such Manager with respect to such sales.

(i) Unless the parties agree otherwise, settlement for sales of the Shares pursuant to this Section 3 will occur on the first Business Day (or any such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through a Manager as sales agent pursuant to Section 3(a)(i) hereof (each such day, a “Direct Settlement Date”), the Primary Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Primary Shares in same day funds delivered to an account designated by the Company, unless otherwise agreed as contemplated pursuant to Section 3(j) below. On each settlement date for the sale of Forward Hedge Shares through a Manager as forward seller pursuant to Section 3(a)(ii) hereof (each such day, a “Forward Settlement Date”), such Forward Hedge Shares shall be delivered by the applicable Forward Purchaser to the Manager against payment by such Manager of the net proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the applicable Forward Purchaser, or as otherwise agreed to between the applicable Manager and the applicable Forward Purchaser. Settlement for all such Shares shall be effected by free delivery of the Shares to the applicable Manager’s account at The Depository Trust Company (“DTC”). If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Primary Shares to the relevant Manager acting as sales agent for the Company on any Direct Settlement Date, the Company shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If the applicable Manager breaches this Agreement by failing to deliver the net proceeds to the Company on any Direct Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(j) In the event the Company and the applicable Manager have mutually agreed to the delivery of aggregate gross sales price for any Primary Shares on the applicable Direct Settlement Date, the compensation payable to such Manager and any further deductions from such aggregate gross sales price as contemplated by Section 3(i) above shall be set forth and invoiced in a periodic statement from such Manager to the Company, payment to be made by the Company promptly after its receipt of such statement.

(k) At each Applicable Time, Settlement Date, Representation Date (as defined below) and each date on which the Company shall file, or shall be obligated to file, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, the Company and the Operating Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended as of such date. Any obligation of the Managers to use their commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable law and regulation to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Company herein and the related Confirmation, as applicable, to the performance by the Company and the Operating Company of their obligations hereunder and the related Confirmation, as applicable, and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(l) If the Company wishes to issue and sell Primary Shares pursuant to this Agreement but other than as set forth in Section 3 of this Agreement (each, a “Placement”), it will notify the applicable Manager(s) of the proposed terms of such Placement. If the applicable Manager(s), acting as principal(s), wishes/wish to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or, following discussions with the Company wish to accept amended terms, the applicable Manager(s) and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the applicable Manager(s) unless and until the Company and the applicable Manager(s) have executed such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(m) Each sale of Shares to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the applicable Manager(s). A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Manager(s). The commitment of any Manager to purchase Primary Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Operating Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Primary Shares to be purchased by each Manager pursuant thereto, the price to be paid to the Company for such Primary Shares, any provisions relating to rights of, and default by, underwriters acting together with the applicable Manager(s) in the reoffering of the Primary Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Primary Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the applicable Manager(s).

(n) Under no circumstances shall the number and aggregate gross sales price of Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the number of authorized Common Shares available for issuance under the Company’s charter, (ii) the aggregate gross sales price of Shares set forth in Section 1 or (iii) if applicable, the number of Common Shares available for issuance under the Registration Statement. In addition, under no circumstances shall any Shares be offered or sold at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, the number or the minimum price of Shares duly authorized by the Company.

(o) If either the Company or the Operating Company, on the one hand, or any Manager or any Forward Purchaser, on the other, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of such parties; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company to the relevant Forward Purchaser prior to the giving of such notice.

(p) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct a Manager to offer or sell, any Shares (and, by notice to the Manager and the Forward Purchaser given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and no Manager shall be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time during the period commencing on the Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(q) Notwithstanding anything herein to the contrary, in the event that in the good faith, commercially reasonable judgment of the applicable Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares in accordance with this Agreement and the relevant Forward Instruction Notice or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the obligations hereunder of the related Manager, as forward seller, to use commercially reasonable efforts to offer and sell Forward Hedge Shares shall only extend to the aggregate number of Forward Hedge Shares that such Forward Purchaser or its affiliate is able to so borrow below such cost.

(r) In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Shares; provided, that, for the avoidance of any doubt, the acquisition of its Common Shares through an ongoing stock purchase plan shall not constitute a long position in connection with entering into any Confirmation. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.

4. Agreements. The Company agrees with each Manager and Forward Purchaser that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, the Company will not file any amendment to the Registration Statement, supplement to the Base Prospectus (including the Prospectus Supplement) or any Rule 462(b) Registration Statement unless the Company has furnished the Managers and the Forward Purchasers a copy for their review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Managers or the Forward Purchasers reasonably object. The Company has properly completed the Prospectus, in a form approved by the Managers and the Forward Purchasers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any amendment or supplement to the Prospectus to be properly completed, in a form approved by the Managers and the Forward Purchasers, and will file any such amendment or supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers and the Forward Purchasers of such timely filing. The Company will promptly advise the Managers and the Forward Purchasers (i) when the Prospectus, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement or any Rule 462(b) Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon any such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the applicable Manager(s) and Forward Purchaser(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the applicable Manager(s) in such quantities as the applicable Manager(s) and Forward Purchaser(s) may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers and the Forward Purchasers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers and the Forward Purchasers in such quantities as the Managers and the Forward Purchasers may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Managers and the Forward Purchasers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Managers and the Forward Purchasers and counsel for the Managers and the Forward Purchasers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Manager, any Forward Purchasers or any dealer may be required by the Securities Act (whether physically or through compliance with Rule 153, Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Managers and the Forward Purchasers may reasonably request.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers and the Forward Purchasers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees with the Managers and the Forward Purchasers that, unless it has or shall have obtained the prior written consent of the Managers and the Forward Purchasers, and each Manager agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made, and will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses identified in Schedule I hereto. Any such free writing prospectus consented to by the Managers and the Forward Purchasers or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that the Company has instructed any of the Managers to sell Shares pursuant to Section 3(b) and such instructions have not been fulfilled, settled or cancelled, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Managers and the Forward Purchasers at least one Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Managers and the Forward Purchasers in light of the proposed transaction; provided, however, that the Company may (A) issue and sell Common Shares pursuant to this Agreement, any Confirmation and any Terms Agreement, (B) issue securities under any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Company’s reports filed with the Commission under the Exchange Act, (C) file a registration statement on Form S-8 relating to Common Shares that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission; (D) issue Common Shares upon the exercise of options or other stock rights pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s reports filed with the Commission under the Exchange Act; and (E) issue Common Shares upon exchange of operating partnership units of Public Storage OP, L.P.

(i) The Company and the Operating Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as amended or supplemented from time to time, advise the Managers and the Forward Purchasers promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Managers and the Forward Purchasers pursuant to Section 6 hereof.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period) and each time thereafter that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by means of (a) a prospectus supplement relating solely to the offering of securities other than the Shares or (b) a Current Report on Form 8-K that does not contain financial statements of the Company filed with the Commission, unless, in the case of (b) reasonably requested by a Manager or a Forward Purchaser within five days of the filing thereof with the Commission), (ii) Shares are delivered to the applicable Manager(s) as principal(s) at the Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly

Report on Form 10-Q or an Annual Report on Form 10-K or (iv) otherwise as the Managers and the Forward Purchasers may reasonably request and upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers and the Forward Purchasers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers and the Forward Purchasers, to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers and the Forward Purchasers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. For purposes of this agreement, “commencement of the offering” or “date of commencement” shall mean the initial date on which any of the Managers sell Shares pursuant to this Agreement and “recommencement of the offering” or “recommencement” shall mean the date on which any of the Managers sell Shares pursuant to this Agreement following a Suspension Period.

(l) At each Representation Date, the Company shall have requested and caused Hogan Lovells US LLP (or such other counsel satisfactory to the Managers and the Forward Purchasers), outside counsel to the Company and the Operating Company, to furnish to the Managers and the Forward Purchasers its opinion and statements dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, of the same tenor as the opinions and statements referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Managers and the Forward Purchasers, shall deliver a letter, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers and the Forward Purchasers, of the same tenor as the letter referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter.

(n) Upon each Representation Date, the Company shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Managers, or any other accountant that has certified financial statements of any Other Entity, in each case, that are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, forthwith to furnish the Managers a letter or letters, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers.

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers and the Forward Purchasers, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate in a timely manner with any reasonable due diligence request from or review conducted by the Managers and the Forward Purchasers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers and the Forward Purchasers may reasonably request.

(p) The Company consents to each Manager and Forward Purchaser trading in the Common Shares for their own account and for the accounts of its respective clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold by or through the Managers under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

(r) If to the knowledge of the Company or the Operating Company, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on a Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company from or through the Managers the right to refuse to purchase and pay for such Shares.

(s) Each acceptance by the Company of an offer to purchase Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company and the Operating Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented relating to such Shares).

(t) The Company shall reserve and ensure that there are at all times sufficient Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares or Common Shares held in treasury, of at least two times the maximum number of Common Shares that may be issued, sold and/or delivered pursuant to the terms of this Agreement, any Confirmation and any Terms Agreement. The Company will use its commercially reasonable efforts to cause the Shares and the Confirmation Shares to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Company shall cooperate with the Managers and the Forward Purchasers and use its best efforts to permit the Shares and the Confirmation Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

(w) The Company will apply the net proceeds from any sale of the Shares and the net proceeds in connection with any Confirmation in the manner set forth in the Prospectus.

(x) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for the taxable year in which any sales of Shares pursuant to this Agreement are to occur.

5. Payment of Expenses.

(a) The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement and any Confirmation, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any costs associated with electronic delivery) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares and any Confirmation Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares and any Confirmation Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares and any Confirmation Shares under the Exchange Act and the listing of the Shares and the Confirmation Shares on the NYSE; (vi) any registration or qualification of the Shares and any Confirmation Shares for offer and sale under the securities or blue sky laws of the several states (including the reasonable fees, expenses and disbursements of counsel for the Managers and Forward Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees) and the reasonable fees and expenses of counsel for the Managers and the Forward Purchasers relating to such filings; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Operating Company; and (x) all other costs and expenses incident to the performance by the Company and the Operating Company of their obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company and the Operating Company of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any amendment or supplement thereto, required by Rule 424 to be filed with the Commission has been filed in the manner and within the time period required by Rule 424(b) with respect to the Shares; any material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been instituted or threatened.

(b) On every date specified in Section 4(l) of this Agreement, the Company shall have requested and caused Hogan Lovells US LLP (or other counsel satisfactory to the Managers and the Forward Purchasers) to furnish to the Managers and the Forward Purchasers its opinion and statements, dated as of such date and addressed to the Managers and the Forward Purchasers, with respect to the matters identified in Exhibits A-1 and A-2 hereto.

(c) The Managers and the Forward Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Managers and the Forward Purchasers, on every date specified in Section 4(m) of this Agreement, a letter, dated as of such date and addressed to the Managers and the Forward Purchasers, with respect to such matters as the Managers and the Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.

(d) The Company and the Operating Company shall have furnished or caused to be furnished to the Managers and the Forward Purchasers, on every date specified in Section 4(k) of this Agreement, a certificate of the Company and the Operating Company, signed by an executive officer of the Company or the Operating Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and this Agreement and that:

(i) the representations and warranties of the Company and the Operating Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and each of the Company and the Operating Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of the Company or the Operating Company, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no Material Adverse Effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Prospectus.

(e) The Company shall have requested and caused the Accountants to furnish to the Managers, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers) dated as of such date, in form and substance satisfactory to the Managers.

(f) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Disclosure Package the effect of which is, in the judgment of the Managers and the Forward Purchasers, material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b).

(h) To the extent applicable, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Shares and the Confirmation Shares shall have been listed, admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers and the Forward Purchasers.

(j) Prior to the sale of any Forward Hedge Shares, the Company shall have delivered an executed Confirmation substantially in the form of Annex II hereto and consistent with the related Forward Instruction Notice to the applicable Forward Purchaser.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and the Forward Purchasers, this Agreement and all obligations of the relevant Manager(s) and the Forward Purchaser(s) hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by any Manager(s) or any Forward Purchaser(s) as to itself. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered electronically to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Managers and the Forward Purchasers, or as otherwise agreed by the parties hereto.

7. Indemnification and Contribution.

(a) The Company and the Operating Company, jointly and severally, agree to indemnify and hold harmless each Manager and each Forward Purchaser, each person, if any, who controls such Manager or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such Manager and Forward Purchaser within the meaning of Rule 405 from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission based upon Manager Information.

(b) If any action, suit or proceeding shall be brought against any Manager or Forward Purchaser or any person controlling any Manager or Forward Purchaser in respect of which indemnity may be sought against the Company or the Operating Company, such Manager, Forward Purchaser or such controlling person shall promptly notify the Company or the Operating Company (but failure to so notify the Company or the Operating Company shall not relieve either the Company or the Operating Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company or the Operating Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Such Manager, Forward Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager, Forward Purchaser or such controlling person unless (i) the Company or the Operating Company has agreed in writing to pay such fees and expenses, (ii) the Company or the Operating Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Manager, Forward Purchaser or such controlling person and the Company or the Operating Company and such Manager, Forward Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Operating Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Manager, Forward Purchaser or such controlling person). It is understood, however, that the Company and the Operating Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Managers, Forward Purchasers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Managers, and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Company agree to indemnify and hold harmless any Manager and Forward Purchaser, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Company, each of their trustees, officers who sign the Registration Statement, and any person who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Company to each Manager and each Forward Purchaser, but only with reference to the Manager Information. If any action, suit or proceeding shall be brought against the Company or the Operating Company, any of its trustees, any such officer, or any such controlling person based on the Registration Statement, the Disclosure Package, the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Manager or Forward Purchaser pursuant to this paragraph (c), such Manager or Forward Purchaser shall have the rights and duties given to the Company and the Operating Company by paragraph (b) above (except that if the Company or the Operating Company shall have assumed the defense thereof such Manager or Forward Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Manager’s or Forward Purchaser’s expense), and the Company and the Operating Company, each of their trustees, any such officer, and any such controlling person shall have the rights and duties given to the Managers and the Forward Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Managers and the Forward Purchasers may otherwise have.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Company on the one hand and the Managers or the Forward Purchasers on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Operating Company on the one hand and the Managers or Forward Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Operating Company on the one hand and the Managers or the Forward Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the sales of Shares (before deducting expenses) received by the Company bear to the total fees and commissions received by the Managers or Forward Purchasers. The relative fault of the Company or the Operating Company on the one hand and the Managers or the Forward Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Company on the one hand or by the Managers or the Forward Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Manager’s obligation to contribute pursuant to this Section 7 is several in proportion to the number of Shares sold through or purchased by such Manager pursuant to this Agreement and any applicable Terms Agreement and not joint.

(e) The Company, the Operating Company and each Manager agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of (i) the total commissions or discounts received by the applicable Manager in connection with Shares offered by it for sale to the public and (ii) the total compensation received by the applicable Manager in connection with the sale of Shares for the Forward Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Operating Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling any Manager or any affiliate of any Manager or by or on behalf of the Company, its officers or directors, the Operating Company or any person controlling the Company or the Operating Company and (iii) acceptance of and payment for any of the Shares.

(i) For purposes of this Section 7, each person, if any, who controls a Manager or a Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and a Manager’s or a Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Manager or such Forward Purchaser, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Company. The Managers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination, (ii) if a Pricing Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation and (iii) the provisions of Sections 5, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination. This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $2,000,000,000.

(b) Each Manager and each Forward Purchaser, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Managers, the applicable Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(i) of this Agreement.

(e) In the case of any purchase of Primary Shares by the applicable Manager(s) pursuant to a Terms Agreement, the obligations of the applicable Manager(s) pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the applicable Manager(s), by notice given to the Company prior to the Time of Delivery relating to such Primary Shares, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of applicable Manager(s), is material and adverse and which, singly or together with any other event specified in this clause (e) would make it impractical or inadvisable to proceed with the offering or delivery of the Primary Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Company or their officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers and the Forward Purchasers or the Company and the Operating Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares or any termination of this Agreement.

10. Notices. All communications hereunder shall be in writing and effective only upon receipt, and: if sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, BNP Paribas Securities Corp. at 787 Seventh Ave., New York, New York 10019, Attention: Robert McDonald, Phone: (646) 342-0756, Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com, BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: ATM Execution Group, email: dg.atm_execution@bofa.com, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Email: matthew.t.morris@citi.com; catherine.hornyak@citi.com, Attention: General Counsel (Fax: (646) 291-1469), Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com, Scotia Capital (USA) Inc. at 250 Vesey Street, 24th Floor, New York, New York 10281 Attention: Equity Capital Markets (email: us.ecm@scotiabank.com), with a copy to Chief Legal Officer U.S. (email: us.legal@scotiabank.com) (fax: 212-225-6653), SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Equity Capital Markets, Email: mpetropoulos@smbcnikko-si.com, TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Email: OL-SEG@ubs.com and Wells Fargo Securities, LLC at 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department, (Fax: (212) 214-5918); notices to the Forward Purchasers shall be directed, as applicable, to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, BNP Paribas at 787 Seventh Ave., New York, New York 10019, Attention: Robert McDonald, Phone: (646) 342-0756, Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com, Bank of America, N.A. at One Bryant Park, New York, New York 10036, Attention: Christine Roemer, with a copy to ECM Legal (Fax: (212) 230-8730), Citibank, N.A. at 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: General Counsel (Fax: (646) 291-1469), Goldman Sachs & Co. LLC at Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Michael Voris, Equity Capital Markets, Email: michael.voris@ny.ibd.email.gs.com, with a copy to Carlos Lavilla, Email: carlos.lavilla@ny.ibd.email.gs.com and Email notification to: Eqderivsnotifications@ ny.ibd.gs.com, JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com The Bank of Nova Scotia, GWO—Derivative Products, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Reuben Jacob / Bahar Alast, (phone: 212-225-6664 / 212-225-5230; fax.: 212-225-5633) and a copy to: GWO—OTC Confirmations (telephone: 416-866-7736), The Bank of Nova Scotia, Global Wholesale Operations, OTC Confirmations, 44 King Street West, Central Mail Room, Toronto, Ontario, Canada M5H 1H1, The Toronto-Dominion Bank, c/o TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Global Equity Derivatives, Email: TDUSA GEDUSInvestorSolutionsSales@tdsecurities.com; michael.murphy3@tdsecurities.com, adriano.pierroz@tdsecurities.com, and ryan.eurick@tdsecurities.com, UBS AG London Branch, 5 Broadgate London EC2M 2QS, United Kingdom, Email: OL-SEG@ubs.com and Wells Fargo Bank, National Association at 500 West 33rd Street, 14th Floor, New York, New York 10001, Email: corporatederivativenotifications@wellsfargo.com, Attention: Equity Syndicate Department, (Fax: (212) 214-5918); or, if sent to the Company, will be mailed, delivered or telefaxed to Public Storage, 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department, with a copy to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004, Attention: Michael E. McTiernan.

11. Successors. (a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. (b) An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser); provided, however, that the Company consents in writing to the assignment of the rights and obligations under this Agreement to the New Forward Purchaser.

12. No Fiduciary Duty. The Company and the Operating Company hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement and any applicable Terms Agreement is an arm’s-length commercial transaction between the Company and the Operating Company, on the one hand, and the Managers, the Forward Purchasers and any affiliates through which they may be acting, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Managers or the Forward Purchasers, (b) the Managers and the Forward Purchasers are acting solely as sales agent, forward seller, forward purchaser and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company or the Operating Company, (c) the engagement by the Company and the Operating Company of the Managers and the Forward Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) the Managers and the Forward Purchasers have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (e) none of the activities of the Managers and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Managers and the Forward Purchasers with respect to any entity or natural person. Furthermore, the Company and the Operating Company agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether the Managers and the Forward Purchasers have advised or are currently advising the Company or the Operating Company on related or other matters). The Company and the Operating Company agree that they will not claim that the Managers and the Forward Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company, the Operating Company and the Managers with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Submission to Jurisdiction. Each of the parties hereto (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, as applicable, and may be enforced in any court to the jurisdiction of which such party, as applicable, is subject by a suit upon such judgment.

17. Counterparts. This Agreement and any Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any Terms Agreement may also be delivered by facsimile or electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same force and effect as if the originally executed copies of this Agreement were delivered to all parties.

18. Headings. The section headings used in this Agreement and any Terms Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Manager or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager or any Forward Purchaser that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Manager or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 19, (w) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated. All references in this Agreement to financial statements or supporting schedules and other information which is “described”, “set forth”, “contemplated”, “contained” or “included” (or other references of like import) in the Registration Statement, the Prospectus or the Disclosure Package, shall be deemed to include all such financial statements or supporting schedules and other information or documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, as the case may be, as of the relevant Applicable Time.

“Applicable Time” shall mean, with respect to any Shares, the first time that a purchaser shall agree to purchase Shares through a Manager, acting as sales agent or forward seller, or from a Manager, acting as principal, pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions, the NYSE or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“free writing prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Very truly yours,

PUBLIC STORAGE

By:	/s/ H. Thomas Boyle
	Name:	H. Thomas Boyle
	Title:	Senior Vice President and Chief
Financial and Investment Officer

PUBLIC STORAGE OPERATING COMPANY

By:	/s/ H. Thomas Boyle
	Name:	H. Thomas Boyle
	Title:	Senior Vice President and Chief
Financial and Investment Officer

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MORGAN STANLEY & CO. LLC

By:	/s/ André Schorm
Name: André Schorm
Title: Vice President

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BOFA SECURITIES, INC.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Shelley
Name: Scott Shelley
Title: Vice President

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

TD SECURITIES (USA) LLC

By:	/s/ Bradford Limpert
Name: Bradford Limpert
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

UBS SECURITIES LLC

By:	/s/ Jesse O’Neill
Name: Jesse O’Neill
Title: Executive Director

By:	/s/ Charles Heaney
Name: Charles Heaney
Title: Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

As Manager

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MORGAN STANLEY & CO. LLC

By:	/s/ André Schorm
Name: André Schorm
Title: Vice President

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BNP PARIBAS

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

THE BANK OF NOVA SCOTIA

By:	/s/ Kaushik Kshamta
Name: Kaushik Kshamta
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

UBS AG LONDON BRANCH

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Matthew Dejana
Name: Matthew Dejana
Title: Executive Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

[Signature Page - Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

ANNEX I

PUBLIC STORAGE

(A Maryland real estate investment trust)

COMMON SHARES ($0.10 PAR VALUE PER SHARE)

TERMS AGREEMENT

______________, 20__

[[•] and [•]]

(each, a “Manager” and, collectively, the “Managers”)

Ladies and Gentlemen:

Public Storage, a Maryland real estate investment trust (the “Company”), and Public Storage Operating Company, a Maryland real estate investment trust (the “Operating Company”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated December 2, 2024 (the “Equity Distribution Agreement”), between the Company and the Operating Company, on the one hand, and (i) Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as sales agents, forward sellers (except in the case of SMBC Nikko Securities America, Inc.) and/or principals and (ii) each of Morgan Stanley & Co. LLC, BNP Paribas, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association as forward purchasers, on the other hand, to issue and sell to [[•] and [•]] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [[•] and [•]] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

[[•] and [•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [[•] and [•]] to the Company for the Purchased Shares less an amount equal to any dividend or distribution payable on the Purchased Shares that is not also payable on the Additional Shares. This option may be exercised by [[•] and [•]] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor (unless otherwise agreed by the Company, [•] and [•]) earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Annex I-1

Each of the provisions of the Equity Distribution Agreement related to sales of Purchased Shares by [•] as principal is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Managers is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [[•] and [•]] and [[•] and [•]] agree[s] to purchase from the Company the number of Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

Annex I-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

Very truly yours,

PUBLIC STORAGE

By:
Name:
Title:

PUBLIC STORAGE OPERATING COMPANY

By:
Name:
Title:

Annex I-3

ACCEPTED as of the date first written above.

[[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

Annex I-4

Title of Purchased Shares [and Additional Shares]:

Common Shares, $0.10 par value per share

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by the Manager[s]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager[‘s/s’] account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

1.	The opinion[s] referred to in Section 4(l).

2.	The letter referred to in Section 4(m).

3.	The accountants’ letter referred to in Section 4(n).

4.	The officer’s certificate referred to in Section 4(k).

5.	Such other documents as the Manager[s] shall reasonably request.

Annex I-5

ANNEX II

FORM OF REGISTERED FORWARD CONFIRMATION

Date: [•], 20[•]

To: Public Storage

701 Western Avenue

Glendale, CA 91201-2349

From: [DEALER NAME AND NOTICE INFORMATION]

Re: Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) and the 2006 ISDA Definitions (the “2006 Definitions” and, together with the 2002 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the pricing supplement substantially in the form of Annex B hereto (the “Pricing Supplement”) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date.

In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, the 2002 Definitions and the 2006 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction. For the avoidance of doubt, if there exists any ISDA Master Agreement between Party A and Party B, or any confirmation or other agreement between Party A and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A and Party B (except with respect to any Additional Confirmations and any Additional Transactions), then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A and Party B are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement, and the occurrence of any Event of Default or Termination Event under the Agreement with respect to either party or the Transaction shall not, by itself, give rise to any right or obligation under any such other agreement or deemed agreement.

Annex II-1

Each of Party A and Party B represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Public Storage

Trade Date:	[•], 20[•]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the ATM Equity Offering Sales Agreement, dated December 2, 2024 between Party A, Party B, the Agent and the other parties thereto, and as may be amended and supplemented from time to time (the “Sales Agreement”), settle.

Base Amount:	The specified aggregate number of Shares to be sold through the Agent during the period from and including the Trade Date through and including the Hedge Completion Date, as set forth in the Forward Instruction Notice (as defined in the Sales Agreement); provided, however, that the Base Amount shall be reduced to reflect any reduction in the aggregate number of Shares actually borrowed by Party A (or an affiliate thereof) and sold by the Agent, using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, pursuant to the Sales Agreement; provided further that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of: (i) [DATE][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Hedge Completion Date:	The earliest of: (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Party A will furnish Party B with the Pricing Supplement specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

[1]	Insert Maturity Date agreed upon in the Forward Instruction Notice (as defined in the Sales Agreement).

2

Initial Forward Price:	[•]%[2] of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Party A in a commercially reasonable manner that reflects the then prevailing market prices during the period from and including the Trade Date through and including the Hedge Completion Date (to the extent such Share sales have settled), adjusted by the Calculation Agent in a commercially reasonable manner to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[•] basis points.[3]

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common shares, USD 0.10 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “PSA”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

[2]

Insert percentage equal to 100 minus the agreed upon forward seller commission (which shall not exceed 2%, unless otherwise agreed in the case of a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act) agreed upon in the Forward Instruction Notice.

[3]	To be agreed in the Forward Instruction Notice.

3

Calculation Agent:	Party A.

Hedging Party:	For all applicable Extraordinary Events, Dealer and its affiliates.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 15 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date and (iii) if, in respect of a Cash Settlement or a Net Share Settlement, a Disrupted Day Deadline is reached or there is a Share Price Trigger (as defined below), then the corresponding Settlement Date shall be changed to the date that is one Settlement Cycle following such Disrupted Day Deadline or such Share Price Trigger, as the case may be (unless the originally scheduled Settlement Date would have been on or before such date).

“Disrupted Day Deadline” means the eighth day in the occurrence of eight consecutive Disrupted Days during an Unwind Period.

“Share Price Trigger” shall mean the occurrence at any time during an Unwind Period of a date on which the traded price per Share on the Exchange is less than or equal to USD [•].[4]

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that the Settlement Shares so designated shall, in the case of a designation by Party B, be at least equal to the lesser of 100,000 and the Base Amount at that time; provided further that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

[4]	Insert Threshold amount agreed upon in the Forward Instruction Notice.

4

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A has not unwound its commercially reasonable hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (taking into account any additional Share Forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”)) or in the commercially reasonable judgment of Party A due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or due to a Disrupted Day Deadline or Share Price Trigger reducing the duration of the Unwind Period, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”), or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below.

Suspension Day:	Any Exchange Business Day on which Party A determines in a reasonable manner based on advice of counsel that Cash Settlement or Net Share Settlement would violate applicable securities laws.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material.”

5

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A determines, in its good faith and reasonable judgment based on advice of counsel, makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

6

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

a)  (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Party A purchases Shares during the Unwind Period to unwind its commercially reasonable hedge with respect to the portion of the Base Amount to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

b)  the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Party A has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

The times and prices at which Party A (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by Party A in a commercially reasonable manner.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party B shall deliver a number of Shares to Party A equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party A shall deliver to Party B the Net Share Settlement Shares; provided that if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded to the nearest Share in the event such calculation results in a fractional number.

Settlement Currency:	USD.

Failure to Deliver:	Applicable if Party A is required to deliver Shares hereunder; otherwise, Inapplicable.

7

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If, in the commercially reasonable judgment of Party A, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any two-week period, of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [•][5] basis points per annum, the Calculation Agent shall reduce the Forward Price to the extent necessary to reasonably compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [•][6] basis points per annum during such period and shall promptly provide notice to Party B of the same.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, then the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations, warranties, covenants or agreements on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, then this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent on or after the Trade Date and prior to such termination.

[5]	As agreed in the Forward Instruction Notice.
[6]	As agreed in the Forward Instruction Notice.

8

Notwithstanding the foregoing or any other provision of this Confirmation or the Pricing Supplement, if, in the event that in the good faith, commercially reasonable judgment of Party A either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares (as defined in the Sales Agreement) in accordance with the Sales Agreement and the relevant Forward Instruction Notice (as defined in the Sales Agreement) or (ii) a Stock Borrow Event would occur, then the effectiveness of the relevant Pricing Supplement and the Transaction shall be limited to the number of Shares Party A or its affiliate is so able to borrow in connection with establishing its commercially reasonable hedge position for the Transaction.

Interpretive Letter:

The parties agree and acknowledge that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)

Party B agrees to provide Party A at least five Scheduled Trading Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than [3.5][7.5][7]% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater by 0.5% or more than the Base Amount Percentage as

[7]	Percentage based on Dealer’s regulatory requirements.

9

of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Equity Derivative Transaction, if any) under any outstanding Additional Equity Derivative Transactions with Party A or any of its affiliates and (2) the denominator of which is the number of Shares outstanding on such day.

(e)

No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than [4.0][8.0]%[8].

(g)	Party B is not insolvent (as defined under any applicable bankruptcy, insolvency, resolution or similar law), nor will Party B be rendered insolvent as a result of the Transaction.

(h)

Neither Party B nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur with respect to the Shares during any Unwind Period.

(j)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to the Transaction, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and any other economic exposures;

8	Percentage based on Dealer’s regulatory requirements.

10

(iv)

any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Unwind Purchase Price, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)

Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)

During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)

Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)

Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)

Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

11

(r)

Party B is not aware of any federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares as part of its commercially reasonable hedging activities in connection with the Transaction, other than Sections 13 and 16 of the Exchange Act.

(s)

Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event, Party B will so notify Party A in writing within one Scheduled Trading Day; provided that should Party B be in possession of material non-public information regarding Party B, Party B shall so notify Party A without communicating such information to Party A.

(t)

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction and (iii) is entering into the Transaction for a bona fide business purpose.

(u)

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(v)

Ownership positions of Party B’s common shares held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article VII of the Articles of Amendment and Restatement of Declaration of Trust of Party B, as amended and supplemented (the “Articles”), including without limitation Section 7.2 thereof.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith and commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

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(c)

Party A hereby represents and covenants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Issuer or the Shares.

(d)

Within one Exchange Business Day of purchasing any Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction pursuant to the once-a-week block exception set forth in paragraph (b)(4) of Rule 10b-18, Party A shall notify Party B of the total number of Shares so purchased.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party A shall have the right either to designate the declaration of such event to be an Acceleration Event (as defined below) or to require Party B to pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by Party B with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a weighted average rate of [•][9] basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend, unless designated as an Acceleration Event by Party A) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner;

[9]	As agreed in the Forward Instruction Notice.

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(c)

ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of “Termination Settlement” below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Trade Date so long as such manner was commercially reasonable on the Trade Date”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article VII of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in its commercially reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in a material adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have such an adverse effect), minus (B) 1% of the number of Shares outstanding.

As of the Trade Date, Party A represents and warrants to and agrees with Party B that, assuming the accuracy of Party B’s representations and warranties made hereunder and under the Sales Agreement and compliance by Party B with its obligations hereunder and under the Sales Agreement, (i) based on advice of counsel and reasonable internal inquiry in the ordinary course of Party A’s business, Party A (A) does not have actual knowledge of the existence on the Trade Date of an Ownership Event and (B) does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Ownership Event during the term of the Transaction; and (ii) assuming that no event or circumstance by or within the control of Party B or its affiliates occurs in connection with which Party A’s “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares would increase, Party A will not knowingly cause the occurrence of an Ownership Event on any day during the term of the Transaction with the specific intent of causing the occurrence of a Termination Settlement Date.

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Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If Party A designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in paragraph “(b) Dividends and Other Distributions” under the heading “Acceleration Events,” no adjustment(s) shall be made to account for the amount of such excess dividend.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Party B further agrees to act in good faith with respect to the Agreement and this Confirmation.

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Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Trading Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar significant information. For purposes of the Transaction, “Derivatives Trading Personnel” means any employee on the trading side of the equity derivatives group of Party A that Party B is aware of is an employee on the trading side of such group and does not include any other person or persons designated from time to time by Party A’s compliance group.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to twice the Initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the Definitions but solely with respect to adjustments arising from events caused by Party B or under the control of Party B.

Staggered Settlement:

Notwithstanding anything to the contrary herein, with respect to any contemplated Net Share Settlement or Cash Settlement, Party A may, by at least two Scheduled Trading Days’ notice to Party B prior to the first relevant Staggered Settlement Date (as defined below), designate one or more early settlement dates (each, a “Staggered Settlement Date”) prior to the relevant earlier designated Settlement Date (the “Original Settlement Date”). Party A shall specify in such notice the portion of the relevant Settlement Shares attributable to each Staggered Settlement Date and such other details as may be required in order for the relevant party to deliver the required number of Shares or pay cash, as the case may be, on each such Staggered Settlement Date. For the avoidance of doubt, the total number of Settlement Shares attributable to all such Staggered Settlement Dates shall equal the total number of Settlement Shares for such Net Share Settlement or Cash Settlement, as the case may be.

Transfer and Assignment:

Notwithstanding anything to the contrary herein or in the Agreement, Party A may assign or transfer any of its rights or delegate any of its duties hereunder to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A or its ultimate or direct parent entity or (ii) any affiliate of Party A with a long-term issuer rating equal to or better than the credit rating of Party A, or its ultimate or direct parent entity, at the time of such assignment or transfer; provided that (A) Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, except to the extent that such additional

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amount was payable to the assignor or transferor immediately before the assignment or transfer, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, except to the extent that such additional amount was not payable by the assignor or transferor immediately before the assignment or transfer, in either case, as a result of such transfer or assignment and (B) no Event of Default or Potential Event of Default shall (x) have occurred with respect to Party A or (y) occur with respect to either party solely as a result of such transfer and assignment. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations; provided that Party B will neither (x) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement under the law as of the date of the transfer or assignment, except to the extent that such additional amount was payable by Party B immediately before the designation of the designee, nor (y) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which Party A or such designee is not required to pay an additional amount, in either case, as a result of such designation, except to the extent that such additional amount was not payable by Party A immediately before the designation of the designee. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s material breach of any covenant or representation made by Party A in this Confirmation or the Agreement or any willful misconduct, fraud, gross negligence or bad faith of any Indemnified Party. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of the Transaction. Any indemnification required to be paid hereunder shall be without duplication of amounts that are required to be paid under the corresponding provisions of the Sales Agreement.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable.

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4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common shareholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Indemnity provision in Section 3 hereof or (ii) any damages that may be payable by Party B as a result of breach of this Confirmation.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have an “interest” in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit or (ii) the Section 16 Percentage would exceed 4.9%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit or (ii) the Section 16 Percentage would exceed 4.9%. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit and (ii) the Section 16 Percentage would not exceed 4.9%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph (each such Tranche, a “Blocker Tranche”). Party A agrees to use good faith and commercially reasonable efforts to minimize the number of Blocker Tranches and the period of time during which the tranched settlement contemplated hereby occurs by returning as promptly as practicable Shares delivered by Party B to Party A in connection with any Blocker Tranche to securities lenders pursuant to clause (a) of “Covenants of Party A” hereunder.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

Telephone: 818-244-8080

Email: tspidell@publicstorage.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices.

The Office of Party A for the Transaction is: [New York][•].

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party.

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(d)

Party A is authorized for the conduct of certain activities by the Prudential Regulation Authority. It is subject to limited regulation by the Financial Conduct Authority and by the Prudential Regulation Authority.

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation and the Agreement shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Counterparts:

(a)

Counterparts may be delivered via facsimile, electronic mail or transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign) (any such signature, an “Electronic Signature”) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

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(b)	Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)

Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:

(A)	[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

(B)	[It is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

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(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland.

(C)	It is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax,” as used in paragraph “(a) Payer Tax Representations” under the heading “Tax Matters,” and “Indemnifiable Tax,” as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties to which a Transaction relates, then this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(e)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided by Party B has become invalid, obsolete, or incorrect. Additionally, Party B shall, promptly upon request by Party A, provide such other tax forms and documents reasonably requested by Party A.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered, or may in the future enter, into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party B agrees not to designate a “Settlement Date” with respect to any Other Forwards in respect of a “Cash Settlement” or “Net Share Settlement” if any of the period from the beginning of the corresponding “Unwind Period” to such “Settlement Date” for such Other Forward would overlap with any portion of an Unwind Period for the Transaction; provided, however, that Party B may allow for such overlap with an Other Forward with no more than one Other Dealer (each such period, an “Overlap Unwind Period”), so long as Party B (i) notifies Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and (ii) each of Party A and such Other Dealer shall be permitted to purchase Shares to unwind its

22

respective hedge positions in respect of the Transaction or such Other Forward, as the case may be, only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first or second Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, will be every other Scheduled Trading Day).

[U.S. Stay Regulations:]

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity,” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[Dealer boilerplate:]10

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

[10]	Add dealer’s boilerplate, if applicable.

23

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed and Acknowledged as of the date first written above:

PUBLIC STORAGE

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	0.0000
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
[•]	USD	[•]
Maturity Date	USD	0.0000

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares commercially reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in a commercially reasonable manner in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is reasonable and customary for private placements of similar size, all commercially reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:	[•], 20[•]

To:	Public Storage

701 Western Avenue

Glendale, CA 91201-2349

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Public Storage. and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [•];

(b)	the Initial Base Amount is [•]; and

(c)	the Initial Forward Price is USD [•].

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

PUBLIC STORAGE

By:
Name:
Title:

ANNEX III

FORM OF FORWARD INSTRUCTION NOTICE

From: Public Storage

To:	[Forward Purchaser; Forward Seller]

Subject:	Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated December 2, 2024 (the “Equity Distribution Agreement”), by and among the Public Storage, Public Storage Operating Company, the Managers and the Forward Purchasers. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Equity Distribution Agreement or the Form of Registered Forward Confirmation set forth in Annex II (the “Form Confirmation”) to the Equity Distribution Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Trade Date:	[•]
Hedge Completion Date deadline:	[•]
Aggregate maximum [number of shares][gross sales price of shares] to be sold:	[$][•]
Minimum price per share[1]:	$[•]
Forward seller commission:	[•]%
Spread:	[•]%
Initial Stock Loan Fee:	[•]%
Maximum Stock Loan Fee:	[•]%
Maturity Date:	[•],20[•]
Threshold amount:	$[•]
Forward Price Reduction Dates / Amounts ($):	[•],20[•]/$[•]
[•],20[•]/$[•]
[•],20[•]/$[•]
[•],20[•]/$[•]
Other deviations from Form Confirmation:	[•]

(1)	Adjustable by the Company (but without retroactive effect) until the forward hedge completion date deadline.

Annex III-1